Exhibit 10

Material Terms of Shareholder Loan

A series of shareholder loans were made between August 23, 2006 to October 31, 2009 totalling $12,882.

This balance of $12,841 is still outstanding as of April 11, 2012, without interest and fixed term of repayment.